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                                                                    EXHIBIT 23.3

                    CONSENT OF KPMG LLP INDEPENDENT AUDITORS

     THE BOARD OF DIRECTORS
     SAFENET, INC. (FORMERLY INFORMATION RESOURCE ENGINEERING, INC.):


     We consent to incorporation by reference in this registration statement on Form S-3 of SafeNet, Inc. and Subsidiaries of our report dated February 9, 2000, except for the second and third sentences in the second paragraph of Note 3 to the consolidated financial statements, which are as of May 17, 2002, related to the consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows of SafeNet, Inc and subsidiaries for the year ended December 31, 1999, and the related schedule, which report appears in the December 31, 2001, Current Report on Form 8-K of SafeNet, Inc. dated May 22, 2002.


                                                        /s/ KPMG LLP

     Baltimore, Maryland
     May 24, 2002



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